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Exhibit (a)(ii)

AMERICAN BANCORP, INC.
321 East Landry Street
Opelousas, Louisiana 70570

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF AMERICAN BANCORP, INC.

        The undersigned hereby appoints                        and                         , and either of them, with full power to act alone and with full power of substitution and revocation, to be the attorneys and proxies of the undersigned at the annual meeting of shareholders of American Bancorp, Inc. ("Company") to be held at the main office of the Company, located at 321 East Landry Street, Opelousas, Louisiana, on                        , 2004 at 2:00 p.m., and to represent and vote all of the shares of common stock of the Company that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter, other than a vote to adjourn or postpone the special meeting, unknown to the Company within a reasonable time before the solicitation that may properly be presented for action at said meeting:

        1.     To approve and adopt the Agreement and Plan of Merger, dated as of April 14, 2004, by and between American Bancorp, Inc. and American Interim Company, and the transactions contemplated by the agreement.

	☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	To elect the following persons to serve as directors.
		Jasper J. Artall, Sr.		J. C. Diesi		Salvador L. Diesi, Sr.
		Alvin A. Haynes, II		Charles R. Jagneaux		Ronald J. Lashute
		☐ FOR ALL			☐ AGAINST ALL
☐ FOR ALL, EXCEPT FOR THE FOLLOWING:

        3.     To ratify the selection of Broussard, Poche, Lewis & Breaux, L.L.P. as the independent accountants of American Bancorp, Inc. for 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

        If properly executed and returned to the Company, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" the Agreement and Plan of Merger, the persons nominated by the board to serve as directors and the ratification of Broussard, Poche, Lewis & Breaux, L.L.P. as the Company's independent accountants for 2004. This proxy does not confer authority to the persons named in this proxy to vote to postpone or adjourn the special meeting.

        The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders and the proxy statement of the board of directors relating to the meeting.

        Please sign your name exactly as it appears on your stock certificate. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.	Signature
DATE: _________________________, 2004
Signature if held jointly

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  Exhibit (a)(ii)
AMERICAN BANCORP, INC. 321 East Landry Street Opelousas, Louisiana 70570
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN BANCORP, INC.